SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

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[X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
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[  ] Soliciting Material under Rule 14a-12

PROFESSIONALLY MANAGED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)

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DSM Capital Partners, LLC
116 Radio Circle Drive, Suite 200
Mount Kisco, New York 10549

_________, 2014

Dear Shareholder,

Thank you for your confidence in us as your investment adviser to the DSM Large Cap Growth Fund (“DSMLX” or the “Fund”).  DSMLX, which launched in 2009, was originally classified as a non-diversified fund, a technical categorization under mutual fund laws that provides a certain degree of flexibility with respect to the percentage allowance a fund can hold of any one issuer.  During 2013, the Fund was automatically re-classified as “diversified” because during the Fund's last three consecutive years of operations, more than 75% of the Fund’s assets remained diversified.  DSM would like the Fund to return to its original classification as a non-diversified fund, but shareholder approval is required to return it to that status.

DSMLX continues to mirror the U.S. Large Cap Growth model portfolio that DSM Capital Partners, LLC also manages.  That portfolio, which we’ve managed since the inception of our firm, remains small—holding approximately 30 stocks.  Our concern is that if DSMLX remains classified as a “diversified” fund, we may then have to move away from mirroring the model portfolio, especially as the Fund continues to grow.

The attached letter from the President of Professionally Managed Portfolios and following proxy statement provide details regarding a special shareholder meeting for the Fund.  At the meeting, you will be asked to approve changing DSMLX’s status back to a “non-diversified” classification.

We appreciate your consideration of this important proposal and again thank you for your investment in the DSM Large Cap Growth Fund.

Sincerely,

/s/
Stephen Memishian
Managing Member

Professionally Managed Portfolios

2020 E. Financial Way, Suite 100
Glendora, CA  91741

Dear Shareholder,

I am writing to you on behalf of Professionally Managed Portfolios (the “Trust”), a Massachusetts business trust and the DSM Large Cap Growth Fund (the “Fund”), a series of the Trust.  We would like to invite you to a special meeting of the shareholders of the Fund to be held on March 28, 2014 at 9:00 a.m. Pacific time at the offices of U.S. Bancorp Fund Services, LLC, 2020 E. Financial Way, Glendora, California 91741.  As discussed in the letter from Stephen Memishian, written on behalf of DSM Capital Partners, at this meeting, you will be asked to approve a change to the DSM Large Cap Growth Fund’s status from a “diversified” fund to a “non-diversified” fund, as such terms are defined under the Investment Company Act of 1940, as amended (the “1940 Act”).

We understand that most shareholders will not be able to attend the meeting and vote their shares in person.  However, your vote is extremely important, no matter how large or small your holdings.  Please review the enclosed materials and vote online, by phone or by signing and returning your proxy card in the enclosed postage-paid envelope.  We may call you during the solicitation process to answer any questions you may have about the proposal or the voting process and to assist you with your vote.  By voting promptly, you can help avoid the expense of additional mailings.

Sincerely,

__________________________
Elaine E. Richards
President, Professionally Managed Portfolios

Important information to help you understand and vote on the proposal:

Please read the full text of the proxy statement.  Below is a brief overview of the proposal to be voted upon.  Your vote is important.

Question:	What is this document and why did you send it to me?
Answer:
We are sending you this document because the Fund’s investment adviser, DSM Capital Partners, LLC (the “Adviser”), has recommended to the Board of Trustees of Professionally Managed Portfolios (the “Board”) that the DSM Large Cap Growth Fund (the “Fund”) be re-classified as a non-diversified fund.  The Fund was initially structured as a non-diversified fund and the Adviser believes that the return of the Fund’s classification to “non-diversified” will allow the Adviser greater flexibility in the management of the Fund’s investments in the pursuit of its investment objective of total return, as originally intended.  Accordingly, the Fund needs shareholder approval to approve this change.

Question:	When will the special meeting be held and who is eligible to vote?
Answer:
The meeting will be held March 28, 2014 at 9:00 a.m. Pacific time at the offices of U.S. Bancorp Fund Services, LLC, 2020 E. Financial Way, Glendora, California 91741.  The record date for the meeting is the close of business on January 24, 2014.  Only shareholders who own shares of the Fund on the record date are entitled to vote at the meeting.  Each shareholder is entitled to one vote per share, with fractional shares voting proportionately.

Question:	What is the proposal to be voted on at the special meeting?
Answer:
While the Fund was initially structured as a “non-diversified” fund, for a number of years the Fund’s portfolio actually resembled that of a “diversified” fund under the Investment Company Act of 1940, as amended (the “1940 Act”).  Under the 1940 Act, a “diversified” fund is required, with respect to 75% of its total assets, to invest no more than 5% of its total assets in the securities of a single issuer and own no more than 10% of the outstanding voting securities of a single issuer (other than U.S. government securities and securities of other investment companies).  After operating this way for a number of years, the Fund’s classification changed automatically from that of a “non-diversified” fund to that of a “diversified” fund.  The Adviser wishes to return the Fund’s classification to that of a “non-diversified” fund.

If the proposal is approved, the Fund would be re-classified and managed as a non-diversified fund.  Non-diversified means that the percentage of the Fund’s assets that may be invested in the securities of a single issuer is not limited by the 1940 Act.  An investment in a fund that is non-diversified entails greater risk than an investment in a diversified fund.  When a fund is non-diversified, it may invest a greater percentage of its assets in the securities of a single issuer and may have fewer holdings than other mutual funds.  As a result, a decline in the value of an investment in a single issuer or limited number of issuers could cause the Fund’s overall value to decline to a greater degree than if the Fund held a diversified portfolio.

Because the proposal constitutes a change to a fundamental investment policy of the Fund, shareholder approval is required for the change.

Question:	Has the Board approved the proposal?
Answer:	Yes. The Board has unanimously approved the proposal set discussed in this proxy statement, and recommends that shareholders also vote to approve the proposal.
Question:	Who is AST Fund Solutions?
Answer:
AST Fund Solutions is a third party proxy vendor that the Fund has engaged to contact shareholders and record proxy votes.  In order to hold a shareholder meeting, a quorum must be reached.  If a quorum is not attained, the meeting must adjourn to a future date.  Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to call you to solicit your vote.

Question:	Who is paying for this proxy mailing and for the other expenses and solicitation costs associated with this shareholder meeting?
Answer:	The expenses incurred in connection with preparing the proxy statement and its enclosures and all related legal and solicitation expenses will be paid by the Adviser.
Question:	Will this change substantially affect the way the Fund is managed?
Answer:
The Adviser does not currently anticipate that approval of this proposal will substantially affect the Fund’s investment strategy.  The Fund will continue to seek long-term capital appreciation by investing at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of large cap companies.

The Adviser believes the proposed change will enhance the Fund’s investment flexibility in pursuing its investment objective of total return, but will not substantially affect the way the Fund is managed.  If the proposal is approved by shareholders, the Fund will be permitted to increase the amount it invests in securities issued by the same issuer.  However, the Fund would continue to be subject to regulated investment company diversification tests.  To so qualify, among other requirements, the Fund will limit its investment so that, at the close of each quarter of the taxable year, (1) not more than 25% of a Fund’s total assets will be invested in the securities of a single issuer, and (2) with respect to 50% of its total assets, not more than 5% of its total assets will be invested in the securities of a single issuer and a Fund will not own more than 10% of the outstanding voting securities of a single issuer.  A higher percentage of investments among fewer issuers may result in greater fluctuation in the total market value of the Fund’s portfolio.

The current portfolio managers will continue to manage the Fund, and they have extensive experience in managing non-diversified funds.  In addition to the Fund, the Adviser serves as investment adviser to three other registered funds which all operate as non-diversified investment companies.

Question:	How does the Board recommend that I vote on this proposal?
Answer:	The Board unanimously recommends that you vote “FOR” the proposal.

Question:	When will the change take effect if it is approved?
Answer:	If approved, the proposed change will be effective immediately following shareholder approval.
Question:	How is a quorum for the Special Meeting established?
Answer:
The presence of 40% of the outstanding shares of the Fund entitled to vote constitutes a quorum for the Special Meeting.  Proxies returned for shares that represent broker non-votes, and shares whose proxies reflect an abstention on any item, are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.  However, since such shares are not voted in favor of the proposal, they have the effect of counting as a vote AGAINST the proposal.  If a quorum is not present for the Fund at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve the proposal are not received on behalf of the Fund, or if other matters arise requiring shareholder attention, persons named as proxy agents may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to the Fund.

Question:	What vote is required to approve the proposal?
Answer:
Approval of the proposed change in the Fund’s classification requires the vote of the “majority of the outstanding voting securities” of the Fund.  Under the 1940 Act, a “majority of the outstanding voting securities” is defined as the lesser of: (1) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon; or (2) 67% or more of the shares of the Fund entitled to vote present in person or by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy.

Question:	How do I cast my vote?
Answer:	You may vote online or by telephone using the information provided on your proxy card. You may also vote by mail using the enclosed postage-paid envelope to return your proxy card.
Question:	What will happen if the proposal is not approved?
Answer:	If shareholders do not approve the proposal, the Fund will continue to be a diversified fund. The Adviser may consider other alternatives to more effectively manage the Fund’s portfolio.

DSM LARGE CAP GROWTH FUND
A Series of Professionally Managed Portfolios

c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 28, 2014

A special meeting of shareholders (the “Special Meeting”) of the DSM Large Cap Growth Fund (the “Fund”), a series of Professionally Managed Portfolios (the “Trust”), will be held at the offices of the Fund’s administrator, U.S. Bancorp Fund Services, LLC, 2020 E. Financial Way, Glendora, California 91741, on March 28, 2014 at 9:00 a.m., Pacific Time.

The purpose of the Special Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Special Meeting or any adjournments thereof:

(1)	to approve a change in the classification of the DSM Large Cap Growth Fund from a diversified fund to a non-diversified fund, and

(2)	to transact such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof.

The Trust’s Board of Trustees has fixed the close of business on January 24, 2014, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

By order of the Board of Trustees,

Elaine E. Richards, President
February 13, 2014

Your vote is important – please vote your shares promptly.

Shareholders are invited to attend the Special Meeting in person.  Any shareholder who does not expect to attend the Special Meeting is urged to vote using the touch-tone telephone or Internet voting instructions found on the enclosed proxy card or indicate voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which needs no postage if mailed in the United States.  In order to avoid unnecessary expense, we ask your cooperation in responding promptly, no matter how large or small your holdings may be.

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS OF THE

DSM LARGE CAP GROWTH FUND
A Series of Professionally Managed Portfolios

c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, Wisconsin 53201-0701
1-877-351-4115

TO BE HELD ON MARCH 28, 2014

This Proxy Statement is furnished in connection with a solicitation of proxies made by, and on behalf of, the Board of Trustees (the “Board”) of Professionally Managed Portfolios (the “Trust) and its series, DSM Large Cap Growth Fund (the “Fund”), and at any adjournments thereof (the “Special Meeting”), to be held on March 28, 2014 at 9:00 a.m., Pacific Time, at the offices of the Fund’s administrator, U.S. Bancorp Fund Services, LLC, 2020 E. Financial Way, Glendora, California 91741.

Shareholders of record at the close of business on the record date, established as January 24, 2014 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting.  This proxy statement is expected to be mailed to shareholders on or about February 13, 2014.  The Special Meeting is being held to vote on the following proposal and to transact such other business as may properly come before the Special Meeting or any adjournments thereof:

PROPOSAL.	To approve a change in the Fund’s diversification classification under the Investment Company Act of 1940, as amended (the “1940 Act”), from diversified to non-diversified.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on March 28, 2014:

The Notice of Special Meeting, Proxy Statement and Proxy Card are available at www.proxyvote.com.  Enter the control number provided on your Proxy Card and follow the instructions.  To obtain directions to attend the Special Meeting, please call 1-__________.  For a free copy of the Fund’s latest annual and/or semi-annual report, call 1-877-862-9555 or visit the Fund’s website at www.dsmfunds.com or write to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701.

Proxy Statement	1

Background

The 1940 Act requires each investment company to recite in its registration statement its status as either a “diversified” or “non-diversified” fund.  If a fund is diversified, it may not purchase the securities of any one issuer if, at the time of purchase, with respect to 75% of the fund’s total assets, more than 5% of its total assets would be invested in securities of that issuer, or the fund would own more than 10% of the outstanding voting securities of that issuer.  Up to 25% of a fund’s total assets may be invested without regard to these limitations.  Under the 1940 Act, these limitations do not apply to securities issued or guaranteed as to principal or interest by the U.S. government or any of its agencies or instrumentalities, or to the securities of other investment companies.

While the Fund was initially structured as a “non-diversified” fund, for a number of years the Fund’s portfolio actually resembled that of a “diversified” fund under the 1940 Act.  After operating this way for over three years, the Fund’s classification changed automatically from that of a “non-diversified” fund to that of a “diversified” fund.  The Fund’s investment adviser, DSM Capital Partners, LLC, has recommended to the Board that it approve a return to the Fund’s classification as a “non-diversified” fund to allow the Adviser greater flexibility in the management of the Fund’s investments in the pursuit of the Fund’s investment objective of long-term capital appreciation.  Section 13(a)(1) of the 1940 Act provides that shareholder approval is required for a fund to change its classification from a diversified fund to a non-diversified fund.

The Board unanimously recommends that shareholders approve the proposal to return the Fund’s classification to a non-diversified fund, which would include the elimination of its current fundamental investment restriction regarding diversification.  As a non-diversified fund, the Fund could invest a greater portion of its assets in any one issuer and invest overall in a smaller number of issuers than a diversified fund.  As a result, a decline in the value of an investment in a single issuer or a few issuers could cause the Fund’s overall value to decline to a greater degree than if the Fund held a diversified portfolio.

The Adviser does not currently anticipate that this proposal will cause significant changes to its investment portfolio.  The Fund will continue to seek total return through investing, under normal circumstances, at least 80% of its net assets in equity securities of large cap companies.  The Adviser believes that operating as a non-diversified fund, which will allow the Adviser to invest more than 5% of the Fund’s assets in certain issuers, will enhance the Fund’s investment flexibility in pursuing its investment objective of total return.

Additionally, the Fund will continue to elect to be treated as a regulated investment company (“RIC”) under the federal tax code.  Under those requirements, the Fund may have no more than 25% of its total assets invested in the securities of any one issuer (other than U.S. government securities or the shares of other regulated investment companies), and with respect to at least 50% of its total assets, no more than 5% of its total assets may be invested in the securities of a single issuer (other than the U.S. government or a regulated investment company) and it may not own more than 10% of the outstanding voting securities of a single issuer.  Under the federal tax laws, the test to confirm the Fund’s compliance with RIC diversification requirements is conducted at the end of each quarter of the Fund’s taxable year.

The Board unanimously recommends that shareholders vote “FOR” the proposal.

Proxy Statement	2

ADDITIONAL INFORMATION

General Information

This proxy statement is being furnished in connection with the solicitation of proxies by the Board.  Proxies may be solicited by officers or employees of the Fund, DSM Capital Partners, LLC, its affiliates, as well as any proxy solicitation firm hired by the Adviser.  Additionally, financial intermediaries may solicit the votes of the beneficial owners of the Fund.  It is anticipated that the solicitation of proxies will be primarily by mail, internet, telephone, facsimile or personal interview.  Shareholders who communicate proxies by telephone or by other electronic means have the same power and authority to issue, revoke or otherwise change their voting instructions as shareholders submitting proxies in written form.  Telephonic solicitations will follow procedures designed to ensure accuracy and prevent fraud.  The Adviser or an affiliate thereof may reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of Fund shares, and may reimburse certain officers or employees that it may employ for their reasonable expenses in assisting in the solicitation of proxies from such beneficial owners.  The Adviser has entered into a contract with AST Fund Solutions pursuant to which AST Fund Solutions will provide certain project management and internet and telephone voting services in addition to the mailing of the proxy statement.  The estimated fee to be paid to AST Fund Solutions by the Adviser is $____ in the aggregate.  The Adviser has agreed to pay all legal and proxy solicitation expenses resulting from this proposal.

Date, Time and Place of Meeting

The meeting will be held on March 28, 2014 at 9:00 a.m. Pacific time at the offices of U.S. Bancorp Fund Services, LLC, 2020 E. Financial Way, Glendora, California 91741.

Use and Revocation of Proxies

A shareholder executing and returning a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy (i.e., a later-dated and signed proxy), by submitting a notice of revocation to the Secretary of Professionally Managed Portfolios or by subsequently registering his or her vote by telephone or online.  In addition, although mere attendance at the meeting will not revoke a proxy, a shareholder of record present at the meeting may withdraw his or her proxy and vote in person.  All shares represented by properly executed proxies received at or prior to the meeting, unless such proxies previously have been revoked, will be voted at the meeting in accordance with the directions on the proxies; if no direction is indicated on a properly executed proxy, such shares will be voted “FOR” the proposal.  It is not anticipated that any matters other than the approval of the proposal will be brought before the meeting.  If, however, any other business properly is brought before the meeting, proxies will be voted in accordance with the judgment of the persons designated on such proxies.

Voting Rights and Required Votes

A quorum of shareholders is necessary to hold a valid meeting.  Shareholders entitled to vote one-third of the issued and outstanding shares of the Fund must be present, in person or by proxy, to constitute a quorum for purposes of voting on the proposal.  Each shareholder is entitled to one vote per share, with fractional shares voting proportionally.  Shareholders of all classes of the Fund vote jointly on the proposal.  Approval of the proposal requires the approval of the lesser of (1) more than 50% of the outstanding shares of the fund or (2) 67% or more of the shares of the fund present or represented by proxy at the meeting if more than 50% of such shares are present or represented by proxy.  Broker-dealer firms or other financial intermediaries holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares before the meeting.  The Fund will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of shares present for purposes of determining whether the necessary quorum of shareholders exists.  Properly executed proxies that are returned but that are marked “abstain” or with respect to which a broker-dealer has declined to vote on any proposal (“broker non-votes”) will be counted as present for the purposes of determining a quorum. Abstentions and broker non-votes (if applicable) will have the same effect as a vote against a proposal.  If, by the time scheduled for the meeting, sufficient votes in favor of approval of the proposal have not been received from the shareholders of the Fund, the persons named as proxies may propose one or more adjournments of such meeting, without further notice to permit further solicitation of proxies from shareholders.

Proxy Statement	3

The Fund will furnish, without charge, a copy of its most recent annual report upon request.  To request such annual report, please call the Fund at [___________].

Record Date and Outstanding Shares

Only holders of record of shares of the Fund at the close of business on (the “record date”) are entitled to vote at the meeting or any adjournment thereof.  The following table sets forth the number of shares of each class of the Fund issued and outstanding at the close of business on the record date:

Share Class	Outstanding Shares
Retail Class
Institutional Class
Total

Security Ownership of the Fund

As of January 24, 2014, the following record owners of each class of the Fund held the share percentages indicated below, which were owned either (1) beneficially by such person(s) or (2) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances.  A shareholder owning beneficially more than 25% of the Fund’s voting securities may be deemed to “control” (as defined in the 1940 Act) the Fund.  The vote of any such person could have a more significant effect on matters presented at a shareholder’s meeting than votes of other shareholders.

Name and Address of Record Owner	Shares Held	Percentage of Outstanding Shares
Retail Class

Institutional Class

The trustees and officers of the Fund, in the aggregate, owned less than 1% of the Fund’s outstanding shares as of January 24, 2014.

Proxy Statement	4

Service Providers

The Fund’s investment adviser is DSM Capital Partners, LLC, 116 Radio Circle Drive, Suite 200, Mount Kisco, New York 10549.  U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin, 53202, serves as administrator, fund accountant and transfer agent to the Fund.  Quasar Distributors, LLC, 777 East Michigan Street, Milwaukee, Wisconsin 53202, is the Fund’s principal underwriter.  U.S. Bancorp Fund Services, LLC and Quasar Distributors, LLC are affiliated companies.

Proxy Statement Delivery

To reduce the amount of mail you receive from us, we are delivering a single copy of the proxy statement to investors who share an address, even if their accounts are registered under different names.  An additional copy of this proxy statement may be obtained by calling the Fund toll-free at [________] or writing to the Fund at P.O. Box 701, Milwaukee, WI 53201-0701.  To change your current election regarding the delivery of Fund documents, please contact the Fund toll-free at [________] or write to the Fund at P.O. Box 701, Milwaukee, WI 53201-0701, or contact your financial intermediary.

OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY

The Fund is not required, and does not intend, to hold regular annual meetings of shareholders.  Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for the next meeting of shareholders should send their written proposals to Secretary, U.S. Bancorp Fund Services, LLC, 2020 E. Financial Way, Glendora, California 91741, so that they are received within a reasonable time before any such meeting.  No business other than the matter described above is expected to come before the meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Fund.

EVERY VOTE IS IMPORTANT

Proxy Statement	5

INSERT PROXY CARD